UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2007
GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 16, 2007, Graphic Packaging International, Inc. (the “Company”) entered into a new $1,355,000,000 Credit Agreement among Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and Alternative Currency Funding Fronting Lender, Deutsche Bank Securities Inc., as Syndication Agent, Goldman Sachs Credit Partners L.P., LaSalle Bank National Association and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the several lenders from time to time party thereto. The Credit Agreement provides for a $300 million revolving credit facility due on May 16, 2013 and a $1,055 million term loan facility due on May 16, 2014. The revolving credit facility bears interest at a rate of Libor plus 225 basis points and the term loan facility bears interest at a rate of Libor plus 200 basis points. The facilities under the new Credit Agreement replace the $325 million revolving credit facility due on August 8, 2009 and $1,275 million term loan due on August 8, 2010 under the Company’s prior $1,600 million credit agreement.
     Under the terms of the new Credit Agreement, as long as any commitment remains outstanding under the revolving credit facility, the Company must comply with a maximum consolidated leverage ratio covenant and a minimum consolidated interest coverage ratio covenant. In addition, until all amounts under the Credit Agreement are repaid, covenants under the Credit Agreement impose restrictions upon the Company’s ability to, among other things, incur additional indebtedness, incur guarantee obligations, create or permit liens on the Company’s assets, dispose of assets, prepay other indebtedness, make dividend and other restricted payments, make certain debt or equity investments, make certain acquisitions, engage in certain transactions with affiliates, and change the business conducted by the Company and its subsidiaries. Any failure by the Company to comply with the covenants and obligations under the Credit Agreement could result in an event of default, in which case the lenders may be entitled to declare all amounts owed to be due and payable immediately. The Company’s obligations under the new Credit Agreement are secured by substantially all of the Company’s domestic assets.
     The Company issued a press release announcing the new Credit Agreement on May 17, 2007, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	$1,355,000,000 Credit Agreement dated as of May 16, 2007 among Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender and Alternative Currency Funding Fronting Lender, Deutsche Bank Securities Inc., as Syndication Agent, Goldman Sachs Credit Partners L.P., LaSalle Bank National Association and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the several lenders from time to time party thereto.

99.1	Press Release dated May 17, 2007 announcing the $1,355,000,000 Credit Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION (Registrant)
Date: May 17, 2007	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General Counsel and Secretary